UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2017 (March 21, 2017)

3DIcon Corporation

 (Exact name of registrant as specified in charter)

Oklahoma (State or other jurisdiction of incorporation)	000-54697 (Commission File Number)	73-1479206 (IRS Employer Identification No.)

6804 South Canton Avenue, Suite 150 Tulsa, OK (Address of principal executive offices)	74136 (Zip Code)

Registrant’s telephone number, including area code: (918) 494-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 21, 2017, Doug Frietag resigned as Chief Executive Officer of 3DIcon Corporation (the “Company”) in order to allow Michael A. Kraft to take over in his place as the Company’s newly appointed Chief Executive Officer.

Mr. Frietag’s resignation was not a result of any dispute with the Company. Furthermore, Mr. Frietag will assume a strategic consulting role as the Company’s Vice President of Technology and will remain on the Company’s Board of Directors (the “Board”).

Mr. Kraft, age 54, holds degrees with honors from Michigan State University in electrical engineering and an M.B.A. degree from Pennsylvania State University. Prior to joining us, from 2012 through the present time, Mr. Kraft was President and Founder of MKT Partners, LLC, an advisory firm focused on advising various enterprises on strategy, business development, product pipeline, R&D, acquisitions, and revenue growth. From 2005 through 2012, Mr. Kraft served in various roles for Ceradyne, Inc. (formerly, NASDAQ: CRDN), a ceramic systems and components company developing and producing products and technologies to various highly technical industries. In addition, from 2014 to 2016, Mr. Kraft was Chief Executive Officer of Covaron Inc., a scientific company that specializes in the design and development of materials technology. The Board believes Mr. Kraft’s extensive experience in the advanced materials industry will be an asset to the Company’s efforts in advancing is efforts in all business segments.

In connection with Mr. Kraft’s appointment, the Company entered into a consulting agreement with Mr. Kraft, pursuant to which it agreed to compensate Mr. Kraft, $1,500 per day for his commitment to allocate seven days a month to the Company and a $25,000 bonus payable in the Company’s restricted stock upon the occurrence of certain events. In addition, the Company agreed to issue to Mr. Kraft, an option to purchase up to $50,000 of the Company’s common stock at an exercise price equal to the market price as of the date of meeting certain milestones. The foregoing description of the compensatory arrangement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Exhibit 99.1 filed herewith, which exhibit is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On March 27, 2017, the Company issued a press release announcing Mr. Kraft’s appointment. A copy of the press release dated March 27, 2017 is attached herewith as Exhibit 99.2.

The information in this Item 7.01 disclosure, including Exhibits 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibits 99.2, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Consulting Agreement

99.2 Press Release dated March 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2017	3DICON CORPORATION By: /s/ Michael A. Kraft
Name: Michael A. Kraft Position: Chief Executive Officer